Exhibit 99.1

PRESS RELEASE

Autoliv to acquire Delphi passive safety operations in Asia

(Stockholm, January 28, 2010) — Autoliv Inc. (NYSE: ALV), the worldwide leader in automotive safety, has agreed to acquire substantially all of Delphi’s Occupant Protection Systems (OPS) operations in Korea and China. These operations are expected to generate approximately US$250 million of annualized sales in 2010.

Under the terms of the Asian agreement announced today, Autoliv will acquire substantially all of Delphi OPS operations in Korea and China. The transaction includes intellectual property, physical assets and a highly skilled workforce of approximately 600 associates in Korea and China. Existing customers include HKMC (Hyundai, Kia)Chery and Tata.

In the fourth quarter 2009, Autoliv separately acquired assets related to Delphi’s OPS operations in Europe and North America. These transactions are expected to add approximately US$150 million to Autoliv sales during 2010.

“We are very satisfied to have now finalized agreements to acquire virtually all of Delphi OPS operations worldwide,” stated Jan Carlson, President and CEO of Autoliv. “This most recent agreement further improves our already strong market position in Korea and China and reinforces our growth strategy for Asia,” added Carlson.

The Asian transaction is expected to close by March 31, 2010, subject to regulatory approvals and customary closing conditions.

Inquiries:

Jan Carlson, President and CEO, Autoliv Inc., Tel +46 8 587 20 600

Mike Hague, President Autoliv Korea, Tel + 82 10 5161 6503

Ray Pekar, Director IR and Business Development, Tel +1 519 973 3799

About Autoliv

Autoliv Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has 80 facilities with approximately 34,000 employees in 28 vehicle-producing countries. In addition, the Company has technical centers in eleven countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2008 amounted to US $6.5 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

PRESS RELEASE

About Delphi

Delphi is a leading global supplier of electronics and technologies for autos, commercial and other vehicles. Delphi has more than 100,000 employees at 270 locations and 24 engineering centers in 32 countries. More information regarding the company may be found at www.delphi.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All such statements are based upon our current expectations and various assumptions, and apply only as of the date of this report. Our expectations and beliefs are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that forward-looking statements will materialize or prove to be correct. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in general industry and market conditions, increased competition, changes in consumer preferences for end products, customer losses and changes in regulatory conditions, customer bankruptcies, consolidations or restructuring, divestiture of customer brands, the economic outlook for the Company’s markets, fluctuation in vehicle production schedules for which the Company is a supplier, continued uncertainty in program awards and performance, pricing negotiations with customers, product liability, warranty and recall claims and other litigations, possible adverse results of pending or future litigation or infringement claims, legislative or regulatory changes, dependence on customers and suppliers, as well the risks identified in Item 1A “Risk Factors” in this report and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2008. Except for the Company’s ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.